Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Global Equity Income Fund f/k/a Nuveen Global
Value Opportunities Fund

811-21903

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
           8,018,161
   Against
              249,610
   Abstain
                99,673
   Broker Non-Votes
           1,162,050
      Total
           9,529,494


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and Tradewinds Global
Investors, LLC.


   For
           7,976,053
   Against
              288,860
   Abstain
              102,531
   Broker Non-Votes
           1,162,050
      Total
           9,529,494




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.